                                                                  EXHIBIT 99.14a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-14 of our reports dated  February 15, 2005, May 12, 2005 and
July 20, 2005,  relating to the financial  statements  and financial  highlights which appear in the  December  31, 2004,  March 31, 2005 and May 31, 2005 Annual
Reports to Shareholders of the American Century Quantitative Equity Funds, Inc.,
the American Century  Investment Trust and the American Century Municipal Trust,
respectively,  which are also  incorporated  by reference into the  Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights",  "Experts",  "Independent  Registered  Public  Accounting Firm" and
"Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Kansas City, Missouri
December 21, 2005